UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 5, 2018

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION	38-2726431
(A Michigan Corporation)
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0550

1-5611	CONSUMERS ENERGY COMPANY	38-0442310
(A Michigan Corporation)
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐           Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  CMS Energy Corporation ☐       Consumers Energy Company ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2018, CMS Energy Corporation (“CMS Energy”) amended and restated its $550 million Revolving Credit Facility (the “CMS Facility”) with a consortium of banks led by Barclays Bank PLC (“Barclays”), as Agent, JPMorgan Chase Bank, N.A. (“JPMorgan”) and MUFG Union Bank, N.A. (“MUFG”), as Co-Syndication Agents, Mizuho Bank, Ltd. (“Mizuho”) and Bank of America, N.A. (“Bank of America”), as Co-Documentation Agents and Barclays as Sustainability Structuring Agent. The CMS Facility will no longer be secured.

On June 5, 2018, Consumers amended and restated its secured Revolving Credit Facility (the “Consumers Facility”) with a consortium of banks led by JPMorgan, as Agent, Barclays and MUFG, as Co-Syndication Agents, Mizuho and Bank of America, as Co-Documentation Agents and Barclays as Sustainability Structuring Agent. The Consumers Facility was increased from $650 million to $850 million. Obligations under the Consumers Facility in the amount of $500 million will continue to be secured by first mortgage bonds of Consumers issued pursuant to the 114th Supplemental Indenture dated as of March 31, 2011 and obligations in the amount of $150 million will continue to be secured by first mortgage bonds of Consumers issued pursuant to the 123rd Supplemental Indenture dated as of December 20, 2013 each between Consumers and The Bank of New York Mellon, Trustee. The additional obligations under the Consumers Facility in the amount of $200 million will be secured by first mortgage bonds of Consumers issued pursuant to the 132nd Supplemental Indenture dated as of June 5, 2018 between Consumers and The Bank of New York Mellon, Trustee.

Both the CMS Facility and the Consumers Facility have five year terms, which currently expire on June 5, 2023, each with two, one-year extension options.  Both the CMS Facility and the Consumers Facility replace revolving credit facilities that have substantially similar terms and were set to expire in 2022. Additionally, the CMS Facility and Consumers Facility have added a sustainability-linked pricing metric which permits an interest rate reduction by meeting targets related to environmental sustainability, specifically renewable energy generation. Any drawings under the CMS Facility will be used for general corporate purposes and working capital. Any drawings under the Consumers Facility will be used for general corporate purposes, refinancing debt and working capital.

Barclays, JPMorgan, MUFG, Mizuho, and Bank of America and other members of the lending consortium have provided banking and underwriting services to CMS Energy and Consumers in the ordinary course of business.

The foregoing descriptions of the CMS Facility and the Consumers Facility do not purport to be complete and are qualified in their entirety by the provisions of the CMS Facility and the Consumers Facility, respectively, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 1.02. Additionally, since the CMS Facility will no longer be secured, the Pledge and Security Agreement dated as of March 31, 2011, made by CMS Energy to Barclays, as Administrative Agent for the Banks, as defined therein is terminated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

4.1	132nd Supplemental Indenture dated as of June 5, 2018 between Consumers and The Bank of New York Mellon, as Trustee.

10.1	$550 million Fourth Amended and Restated Revolving Credit Agreement dated as of June 5, 2018 among CMS Energy, the Banks, as defined therein, and Barclays, as Agent.

10.2	$850 million Fifth Amended and Restated Revolving Credit Agreement dated as of June 5, 2018 among Consumers, the Banks, as defined therein, and JPMorgan, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: June 5, 2018	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: June 5, 2018	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer